Middlefield Banc Corp.  2023 Second Quarter Investor Presentation (Nasdaq: MBCN) Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Middlefield Banc Corp.’s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. These forward-looking statements reflect management’s current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Middlefield Banc Corp. of which management is aware are discussed in detail in the periodic reports that Middlefield Banc Corp. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Investors are urged to review Middlefield Banc Corp.’s periodic reports, which are available at no charge through the SEC’s website at www.sec.gov and through Middlefield Banc Corp.’s website at www.middlefieldbank.bank on the “Investor Relations” page. Middlefield Banc Corp. assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation. www.middlefieldbank.bank

Middlefield Banc Corp. Middlefield Banc Corp. (Nasdaq: MBCN) Providing financial services throughout Central, Western and Northeast Ohio Profitably serving its communities, customers, employees, and shareholders by its commitment to quality, safety and soundness, and maximizing shareholder value www.middlefieldbank.bank

www.middlefieldbank.bank Middlefield: A Community Bank That is Safe, Strong and Committed Highlights Strategic Strengths People: Experienced leadership team Strong bench of management talent Management succession with Ron Zimmerly (President) and Mike Ranttila (CFO) Communities: Serving attractive Ohio banking markets Located in three of the top five Ohio counties ranked by median household income Optimally positioned between rural (funding) and metropolitan (lending) communities Customers: Balanced mix of retail and commercial customers Geauga County in Northeast Ohio is home to the world’s 4th largest Amish population Community Banking Values and Focus: Providing superior and responsive financial services since 1901 Committed to quality, safety and soundness Local decision making and community investment creates competitive advantage Financial Strength: Profitable throughout the economic cycle and never reported a loss AOCI impact is minimal Above peer ROAA, NIM, and Equity/Assets, and Tangible Equity/Assets* Legacy of returning capital back to shareholders $582.9 million of maximum borrowing capacity at the FHLB at June 30, 2023 21 Branches 120+ Years of service 3 Strong and compelling Ohio markets #1 Community Bank in core NE Ohio and Liberty markets 4.30% 2023 first half net interest margin * Please see Reconciliation of Non-GAAP Measures on slide 25

Only independent community bank with exposure to Central, Western and Northeast Ohio Markets Branches located in counties that have above average median household income, median value of owner-occupied housing, and employment rates www.middlefieldbank.bank Compelling Ohio Banking Franchise Middlefield locations

Historic Growth Underway in The Columbus Region



Marion
Morrow
Logan
Union
Delaware
Licking
Franklin
Madison
Fairfield
Pickaway

The 10-county area in Central Ohio is home to over **2.2 million** people and **16** Fortune 1000 company headquarters. The Columbus region is the **14th** largest metropolis in the U.S.

According to https://columbusregion.com/meet-the-region

Historic economic development is underway across Central Ohio including recently announced projects[1] from Intel ($100 Billion), Amazon ($8.0 Billion), Honda ($4.5 Billion), and Nationwide Children's Hospital ($3.3 Billion). Intel's project alone is the largest single private-sector investment in Ohio's history.

Intel's initial $20 billion investment into two new factories in Licking County could grow to as much as $100 billion by the time the buildout is complete, creating one of the largest semiconductor manufacturing sites in the world. The first phase of the project is expected to create 3,000 Intel jobs and 7,000 construction jobs[2].

The Columbus Region has experienced robust growth. From 2010 to 2020, the population of the city alone increased at a growth rate of more than 12%, which is substantially higher than the 2.1% average for the rest of the Midwest. The Columbus Region is expected to expand to 3 million people by 2050[3]. Every job at Intel is expected to create 13 more jobs in other industries, creating a total of 39,000 jobs in Central Ohio[1].

The Middlefield Banking Company has a strong and established presence throughout Central and Western Ohio. With 10 locations throughout Central and Western Ohio, The Middlefield Banking Company is one of the largest independent community banks in the region making it well positioned to support the rapidly expanding financial needs of its surrounding communities.

Sources: [1] *Betsy Liska Goldstein, "Intel on Intel" https://www.youtube.com/watch?v=9MOOwPg4CYw*
[2] *https://www.cleveland19.com/2022/09/09/intels-investment-ohio-could-have-100-billion-impact/*
[3] *https://columbusregion.com/meet-the-region/demographics/*

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www.middlefieldbank.bank History of Creating Value for Shareholders Total Shareholder Return Value Drivers $100 invested in Middlefield Banc Corp. since 2011, has achieved a total return of $446 compared to $235 for the KBW Regional Bank Index, and $243 for the Nasdaq Bank Index. Middlefield has outperformed the KBW Regional Bank Index and the Nasdaq Bank Index by 89.5% and 83.3%, respectively over this period. Never reported an annual loss Compelling dividend yield Capital allocation strategy focused on Acquisitions, Share buybacks and Dividends Long-term earnings and asset growth Management focused on long-term value creation

www.middlefieldbank.bank Well Positioned for Any Economic Cycle At June 30, 2023, Middlefield’s allowance for credit losses to nonperforming loans was 289.36%, while the allowance for credit losses to total loans was 1.46%. Strong Allowance Well Capitalized Limited Nonperforming Loans Conservative Lending Culture Focused on fair pricing, no national or sub-prime lending, lending within market area, and participation loans with banks that have similar credit quality standards and cultures. Equity to assets of 11.26% at June 30, 2023, compared to 9.91% at June 30, 2022. Middlefield did not take TARP, remained profitable and saw annual net charge-offs peak at only $2.5 million for the year ended December 31, 2011. Overall asset quality remains strong, with $7.1 million in nonperforming loans at June 30, 2023, or 0.50% of total loans. 2008 – 2010 Great Financial Crisis Middlefield is focused on balancing stable loan growth with excellent asset quality. This approach has served the Bank well throughout its 120+ year history and difficult economic periods, including the 2008 – 2010 great financial crisis

www.middlefieldbank.bank Strong Deposit Base and Net Interest Margin Overview Deposit Trends (in thousands) Net Loans to Deposit Ratio Net Interest Margin Stable capital levels supported by local deposit base Core deposit funding base supplemented by $59.1 million in cash and cash equivalents, and $167.2 million in investment securities at June 30, 2023 Uninsured deposits to total assets were approximately 20%, and approximately 25% of total deposits at June 30, 2023

www.middlefieldbank.bank Excellent Asset Quality and Diverse CRE Composition Overview (at June 30, 2023) CRE Portfolio Composition (at June 30, 2023) Nonperforming Assets to Total Assets Net Charge-Offs (Recoveries) to Average Loans Secured loans are subject to loan-to-value requirements based on collateral types CRE as a percent of the total loan portfolio was 44.9% Balanced and diverse CRE portfolio CRE office credit exposure represented 5.2% of the Company's total loan portfolio, with a weighted average loan-to-value of approximately 53% and an average loan of $1.2 million. Allowance for credit losses/nonperforming loans was 289.36%

www.middlefieldbank.bank Strong Asset Quality: 2006 – 2023 NPA and NCO Summary Conservative underwriting philosophy “Quick to downgrade, slow to upgrade” credit philosophy mitigates loss exposure From 2006 to 2023, NCOs have averaged 10.8% of stated NPAs *NPAs exclude TDRs

www.middlefieldbank.bank Successful Acquisition Strategy: Total Assets Have Grown at a 13.5% CAGR Since 2016 The January 2017 Liberty Bank, N.A. acquisition extended Middlefield’s reach in Northeast Ohio and into Cuyahoga and Summit Counties The December 2022 Liberty Bancshares, Inc. acquisition extended Middlefield’s reach in Western and Central Ohio and into Hardin and Logan Counties

www.middlefieldbank.bank Returning Capital to Shareholders Annual Dividend Cumulative Shares Repurchased Middlefield has a history of returning excess capital to shareholders. The Company has increased its regular dividend payment in four of the last six years and paid three special dividends over this period. During the first half of 2023, Middlefield repurchased 164,221 shares at an average of $27.44 per share and have 293,910 shares remaining under the current repurchase program. 2018 included a $0.025 per share special dividend 2021 included a $0.04 per share special dividend 2022 included a $0.10 per share special dividend * Annualized Special cash dividend Regular cash dividend $0.81

www.middlefieldbank.bank “I put together an aggressive growth strategy for my business Exscape Designs. The need for a local relationship-based approach made clear sense. In my experience over the years with Middlefield Bank we have been able to achieve a lot of growth together. With Middlefield you're not just numbers, it's the relationship and community that matters to them.” “Ease Logistics was looking for a small community bank to help us grow our business. We needed a credit line to support our 40% growth. Middlefield bank was able to step up and provide us the working capital we needed, and the process was seamless. When Ease Logistics needed a mortgage for their new headquarters in Dublin, Middlefield Bank was there. We love the staff too!” “It has been a pleasure to do business with Middlefield Bank for these past 20 years. When all of the other local major banks turned away from the business, Middlefield Bank welcomed it with open arms. This relationship started with trust and that trust is the foundation in which we continue to use Middlefield for all of our banking needs.” Strategy Dependent on Customers and Communities Local Strong Committed

www.middlefieldbank.bank Fully automated Digital Account Opening (DAO) solution provides our customers a modern, flexible approach to opening accounts. New digital insurance agency platform. Offers a full-service insurance agency solution to our retail and commercial customers.   Provides simple, seamless access to competitive options. New fraud prevention platform for checks and ACH transactions. Platform empowers customers with the ability to customize actionable alerts and accept or reject suspicious ACH and checks in real-time. Adding Digital Tools and Services to Improve Our Customer Experience and Enhance Our Relationships Digital Account Opening Digital Insurance Agency Digital Fraud Prevention

www.middlefieldbank.bank Loans Supported by Local Decision Making and Individual Service Middlefield’s markets have seen significant industry consolidation in the past ten years. In most cases, large national and regional banks cannot deliver the same level of community service that Middlefield can offer customers Highlights Residential Real Estate Loans(1) Commercial Loans(2) (3) (2) In millions, commercial loans are C&I plus commercial real estate loans (3) Orange bars reflect PPP loan balance >30 Local Lenders 1 Highly Productive LPO 8.9% Commercial Loan 2017 - 2022 CAGR 5.1% Consumer Loan 2017 – 2022 CAGR (1) In millions, includes consumer installment loans

www.middlefieldbank.bank Controlled Balance Sheet Growth Highlights Total Deposits (in millions) Loans (in millions) Introduced new products to attract more deposits and drive noninterest income At June 30, 2023, Middlefield had a net loan-to-deposit ratio of 97.0%, $59.1 million in cash and cash equivalents, and $167.2 million in investment securities Strong capital levels, robust liquidity, diverse loan and deposit portfolios, and borrowing capacity of $582.9 million at the FHLB Continuing to enhance delivery in both personal and commercial channels

Supplemental Financial Data (Nasdaq: MBCN)

Annual Financial Summary

Dollars in thousands	2022	2021	2020	2019	2018	2017
Net interest income	$ 50,177	$ 48,140	$ 43,388	$ 41,385	$ 40,448	$ 37,348
Provision for loan losses	0	700	9,840	890	840	1,045
Noninterest income	6,746	7,249	5,990	4,841	3,728	4,859
Noninterest expense	38,030	31,991	29,788	30,033	28,743	27,485
Income before income taxes	18,893	22,698	9,750	15,303	14,593	13,677
Income taxes	3,220	4,065	1,401	2,592	2,162	4,222
Net income	$ 15,673	$ 18,633	$ 8,349	$ 12,711	$ 12,431	$ 9,455
Net interest margin	4.08%	3.78%	3.54%	3.68%	3.77%	3.82%
Total assets	$1,687,682	$1,331,006	$1,391,979	$1,182,475	$1,248,398	$1,106,336
Loans outstanding, net	$1,338,434	$ 967,349	$1,090,626	$ 977,490	$ 984,681	$ 916,023
Deposits	$1,402,019	$1,166,610	$1,225,200	$1,020,843	$1,016,067	$ 878,194
Equity capital	$ 197,691	$ 145,335	$ 143,810	$ 137,775	$ 128,290	$ 119,863
Earnings per share - diluted[(1)]	$ 2.60	$ 3.01	$ 1.31	$ 1.96	$ 1.92	$ 1.56
Cash dividend (per share)[(1)]	$ 0.81	$ 0.69	$ 0.60	$ 0.57	$ 0.59	$ 0.54
Dividend pay-out ratio	35.03%	22.76%	45.92%	28.99%	30.40%	35.52%
Return on average assets	1.17%	1.36%	0.64%	1.05%	1.09%	0.88%
Return on average equity	11.25%	12.74%	5.87%	9.35%	9.94%	8.52%
Return on average tangible common equity	12.95%	14.38%	6.66%	10.72%	11.57%	10.15%

(1) Per share data adjusted for 2-for-1 stock split on November 8, 2019

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Excellent Asset Quality and Capital Levels www.middlefieldbank.bank Strong reserve coverage provides flexibility in managing potential losses with reduced impact on net income For the Three Months Ended June 30, March 31, December 31, September 30, June 30, Asset quality data 2023 2023 2022 2022 2022 (Dollar amounts in thousands, unaudited) Nonperforming loans (1) $ 7,116 $ 6,882 $ 2,111 $ 3,692 $ 4,670 Other real estate owned 5,792 5,792 5,821 6,792 6,792 Nonperforming assets $ 12,908 $ 12,674 $ 7,932 $ 10,484 $ 11,462 Allowance for credit losses $ 20,591 $ 20,162 $ 14,438 $ 14,532 $ 14,550 Allowance for credit losses/total loans 1.46% 1.46% 1.07% 1.46% 1.49% Net charge-offs (recoveries): Quarter-to-date $ 111 $ (8) $ 94 $ 18 $ (58) Year-to-date 103 (8) (96) (190) (208) Net charge-offs (recoveries) to average loans, annualized: Quarter-to-date 0.03% 0.00% 0.03% 0.01% -0.02% Year-to-date 0.01% 0.00% -0.01% -0.02% -0.04% Nonperforming loans/total loans 0.50% 0.50% 0.16% 0.37% 0.48% Allowance for credit losses/nonperforming loans 289.36% 292.97% 683.94% 393.61% 311.56% Nonperforming assets/total assets 0.74% 0.73% 0.47% 0.78% 0.89% (1) Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Non-GAAP Measures

Reconciliation of Common Stockholders' Equity to Tangible Common Equity *(Dollar amounts in thousands, unaudited)*	For the Three Months Ended June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Stockholders' Equity	$ 197,227	$ 195,165	$ 197,691	$ 122,855	$ 128,220
Less Goodwill and other intangibles	43,368	39,171	39,436	16,242	16,320
Tangible Common Equity	$ 153,859	$ 155,994	$ 158,255	$ 106,613	$ 111,900
Shares outstanding	8,088,793	8,088,793	8,245,235	5,767,803	5,810,351
Tangible book value per share	$ 19.02	$ 19.29	$ 19.19	$ 18.48	$ 19.26

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	For the Six Months Ended June 30, 2023	June 30, 2022
Average Stockholders' Equity	$ 214,161	$ 194,814	$ 148,616	$ 130,263	$ 133,377	$ 208,930	$ 139,003
Less Average Goodwill and other intangibles	40,522	39,300	23,731	16,280	16,357	39,911	16,396
Average Tangible Common Equity	$ 173,639	$ 155,514	$ 124,885	$ 113,983	$ 117,020	$ 169,019	$ 122,607
Net income	$ 5,092	$ 4,897	$ 4,896	$ 3,502	$ 4,249	$ 9,989	$ 7,922
Return on average tangible common equity (annualized)	11.76%	12.77%	11.13%	14.79%	14.02%	11.92%	13.03%

This presentation includes disclosure of Middlefield Banc Corp.'s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

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